POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each of First Charter Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Lawrence M. Kimbrough and Robert O. Bratton, and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of First Charter Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of up to 1,760,370 shares of common stock of First Charter Corporation to be issued in exchange for shares of common stock, par value $4.50 per share, of Carolina State Bank, upon consummation of the proposed merger of Carolina State Bank with and into First Charter National Bank, a wholly owned subsidiary of First Charter Corporation, or upon exercise of options to purchase such shares thereafter, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of First Charter Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as First Charter Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of First Charter Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

      IN WITNESS WHEREOF, First Charter Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

                                      FIRST CHARTER CORPORATION

                                      By: /s/ Lawrence M. Kimbrough
                                           Lawrence M. Kimbrough
                                           President and Chief Executive
                                                 Officer

                                      Dated: September 17, 1997

      Signature                      Title                           Date


/s/ Lawrence M. Kimbrough  President, Chief Executive         September 17, 1997
(Lawrence M. Kimbrough)    Officer and Director
                           (Principal Executive Officer)

/s/ Robert O. Bratton      Executive Vice President           September 17, 1997
(Robert O. Bratton)        (Principal Financial and
                           Principal Accounting Officer)

         Signature                    Title                       Date
         ---------                    -----                       ----
                                     Director            September __, 1997
(William R. Black)


/s/ Michael R. Coltrane              Director            September 17, 1997
(Michael R. Coltrane)


/s/ J. Roy Davis, Jr.                Director            September 17, 1997
(J. Roy Davis, Jr.)


/s/ James B. Fincher                 Director            September 17, 1997
(James B. Fincher)


/s/ H. Clark Goodwin                 Director            September 17, 1997
(H. Clark Goodwin)


/s/ Frank H. Hawfield, Jr.           Director            September 17, 1997
(Frank H. Hawfield, Jr.)


/s/ J. Knox Hillman, Jr.             Director            September 17, 1997
(J. Knox Hillman, Jr.)


/s/ Branson C. Jones                 Director            September 17, 1997
(Branson C. Jones)


/s/ Jerry E. McGee                   Director            September 17, 1997
(Jerry E. McGee)


/s/ Hugh H. Morrison                 Director            September 17, 1997
(Hugh H. Morrison)


                                     Director            September ___, 1997
(Thomas R. Revels)

                                   RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                            FIRST CHARTER CORPORATION

                                 August 1, 1997


         RESOLVED FURTHER, that Lawrence M. Kimbrough and Robert O. Bratton, and each of them with full power to act without the other, hereby are authorized and empowered to sign the aforesaid Registration Statement and any amendments or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation;

                            FIRST CHARTER CORPORATION
                            CERTIFICATE OF SECRETARY

         I, David E. Keul, Assistant Corporate Secretary of First Charter Corporation, a corporation organized and existing under the laws of the State of North Carolina (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on August 1, 1997, at which meeting a quorum was present and acting throughout, and that all such resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation this 18th day of September, 1997.


                                            /s/ David E. Keul
                                            David E. Keul
                                            Assistant Corporate Secretary

(CORPORATE SEAL)